Exhibit 10.8

REAL ESTATE SHARE ESCROW AGREEMENT

REAL ESTATE SHARE ESCROW AGREEMENT (the “Agreement”), dated as of August 26, 2008, is entered into by and among CHINA VALVES TECHNOLOGY, INC., a Nevada corporation (the “Company”), BIN FANG (the “Principal”), BREAN MURRAY, CARRET & CO., LLC, as representative (together with its successors and assigns, the “Investor Representative”) of the Investors who are parties to the Purchase Agreement (as defined below), and Escrow, LLC, with an address at 20 Rock Pointe, Suite 204, Warrenton, VA 20186 (the “Escrow Agent”). Capitalized terms used, but not defined herein shall have the meanings set forth in the Securities Purchase Agreement, dated as of the date hereof among the Company, Hong Kong, WFOE and the Investors (the “Purchase Agreement”).

BACKGROUND

The Principal owns all of the issued and outstanding equity interests in Kaifeng High Pressure Valve Steel Casting Limited Liability Company, a corporation formed under the laws of the People’s Republic of China (the “Casting Company”).  The Casting Company has entered into an agreement, dated on or about the date hereof which, as translated to English, is substantially in the form of Exhibit A (the “Real Estate Transfer Agreement”), relating to the transfer to Henan Kaifeng High Pressure Valve Co., Ltd., a Chinese subsidiary of the Company (the “PRC Sub”), of the real estate (the “Real Estate”) described in the Real Estate Transfer Agreement.

In order to ensure that the Real Estate is transferred to the PRC Sub promptly and in accordance with the terms of the Real Estate Transfer Agreement, the Investors have requested that the Principal enter into this Agreement pursuant to which he will personally agree to take any and all actions necessary to consummate the transfer of the Real Estate in accordance with the Real Estate Transfer Agreement.  In consideration for the agreement of the Principal to cause the Casting Company to transfer the Real Estate, the Company will issue to the Principal, or his designee, Five Million, Five Hundred Thousand Shares (the “Escrow Shares”) of the Company’s Common Stock on the date hereof.  The Escrow Shares will be held in escrow in accordance with the terms of this Agreement to further ensure the consummation of the transactions contemplated by the Real Estate Transfer Agreement.

The execution and delivery of this Agreement is a condition precedent to the consummation of the transactions contemplated by the Purchase Agreement and the Investors would not consummate the transactions, but for the existence of this Agreement.

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

TERMS OF THE ESCROW

1.1. The parties to this Agreement hereby agree to establish an escrow account with the Escrow Agent whereby the Escrow Agent shall hold the Escrow Shares as contemplated by this Agreement.

1.2. On the date hereof, the Company shall issue to the Principal, or his designee, the Escrow Shares in consideration for the various agreements of the Principal set forth in this Agreement.  The Escrow Shares shall be delivered by the Company directly to the Escrow Agent.  On the date hereof, the Principal or his designee, as applicable, shall deliver to the Escrow Agent an undated medallion guaranteed stock power (or such other instrument or document as may be required by the Company’s transfer agent to effectuate the transfer of the Escrow Shares as contemplated by this Agreement).

1.3. The Principal shall use his best efforts to effectuate the transfer of the Real Estate to the PRC Sub in accordance with the Real Estate Transfer Agreement within ten (10) months following the date hereof (the “Outside Date”) and will not take any action which could frustrate or delay such transfer.  In addition, the Principal shall, and shall cause the Casting Company to, perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement, the Real Estate Transfer Agreement and the consummation of the transactions contemplated hereby and thereby.

1.4. The Escrow Shares will be released from the escrow as follows:

(a) If the Real Estate has not been transferred to the PRC Sub in accordance with the Real Estate Transfer Agreement on or before the Outside Date, then the Investor Representative may instruct the Escrow Agent to release the Escrow Shares to the Company and, promptly upon receipt of such instructions, the Escrow Agent will so release the Escrow Shares to the Company.  The Escrow Agent need only rely on the instruction from the Investor Representative in this regard and will disregard any contrary instructions.  In such event the Company shall immediately deliver the certificates representing the Escrow Shares to the Company’s transfer agent along with written instructions to the transfer agent instructing the transfer agent to cancel the Escrow Shares whereupon such Escrow Shares shall no longer be issued and outstanding.

(b) If the Real Estate has been transferred to the PRC Sub in accordance with the Real Estate Transfer Agreement on or before the Outside Date, then the Principal and the Investor Representative shall jointly instruct the Escrow Agent to release the Escrow Shares to the Principal or his designee and, promptly upon receipt of such instructions, the Escrow Agent will so release the Escrow Shares to the Principal or his designee.

(c) Notwithstanding any other provision of this Agreement, if at any time Escrow Agent shall receive from the Principal and the Investor Representative (prior to being directed to take action by a court) joint written instructions as to the delivery of the Escrow Shares or any portion thereof, Escrow Agent shall deliver the Escrow Shares in accordance with such joint written instructions.

ARTICLE II

ESCROW AGENT

2.1 Interpleader. In the event this Agreement or the Escrow Shares becomes the subject of litigation, or if the Escrow Agent shall desire to do so for any other reason, the Company authorizes the Escrow Agent, at its option, to deposit the Escrow Shares with the clerk of the court in which the litigation is pending, or a court of competent jurisdiction if no litigation is pending, and thereupon the Escrow Agent shall be fully relieved and discharged of any further responsibility with regard thereto.  The Company also authorizes the Escrow Agent, if it receives conflicting claims to the Escrow Shares, is threatened with litigation or if the Escrow Agent shall desire to do so for any other reason, to interplead all interested parties in any court of competent jurisdiction and to deposit the Escrow Shares with the clerk of that court and thereupon the Escrow Agent shall be fully relieved and discharged of any further responsibility hereunder to the parties from which they were received.

2.2           Exculpation and Indemnification of Escrow Agent

(a)   The Escrow Agent shall have no duties or responsibilities other than those expressly set forth herein.  The Escrow Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act.  The Escrow Agent shall be under no liability to the other parties hereto or anyone else, by reason of any failure, on the part of any party hereto or any maker, guarantor, endorser or other signatory of a document or any other person, to perform such person’s obligations under any such document.  Except for amendments to this Agreement referenced below, and except for written instructions given to the Escrow Agent by the Company and the Investor Representative relating to the Escrow Shares, the Escrow Agent shall not be obligated to recognize any agreement between or among any of the other parties, notwithstanding that references hereto may be made herein and whether or not it has knowledge thereof.

(b)   The Escrow Agent shall not be liable to the  Company, the Investor Representative, any Investor or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report, or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons.  The  Escrow Agent shall not be bound by any of the terms thereof, unless evidenced by written notice delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto.

(c)  The  Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, or of the execution, validity, value or genuineness of, any document or property received, held or delivered to it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable to the Company, the Investor Representative, any Investor or to anyone else in any respect on account of the identity, authority or rights, of the person executing or delivering or purporting to execute or deliver any document or property or this Agreement.

(d)   The Escrow Agent shall have the right to assume, in the absence of written notice to the contrary from the proper person or persons, that a fact or an event, by reason of which an action would or might be taken by the Escrow Agent, does not exist or has not occurred, without incurring liability to the Company, the Investor Representative, any Investor or to anyone else for any action taken or omitted to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

(e)    The Escrow Agent shall be indemnified and held harmless against any liability for taxes and for any penalties in respect of taxes, on any investment income or payments with respect to the Escrow Shares in the manner provided in Section 2.2 (f).

(f)  The  Escrow Agent will be indemnified and held harmless by the  Company from and against all expenses, including all counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or proceedings involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, except for claims relating to gross negligence by Escrow Agent or breach of this Agreement by the Escrow Agent, or the monies or other property held by it hereunder or for willful misconduct of the Escrow Agent.  Promptly after the receipt of the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof is to be made against the Company, notify the Company thereof in writing, but the failure by the Escrow Agent to give such notice shall not relieve the Company from any liability which the Company may have to the Escrow Agent hereunder.  Notwithstanding any obligation to make payments and deliveries hereunder, the Escrow Agent may retain and hold for such time as it deems necessary such amount of monies or property, including shares of the Company’s capital stock as it shall, from time to time, in its sole discretion, seem sufficient to indemnify itself for any such loss or expense and for any amounts due it under Section 4.1.

(g)  For purposes hereof, the term “expense or loss” shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Escrow Agent, and all costs and expenses, including, but not limited to, counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.

ARTICLE III

TERMINATION OF AGREEMENT

3.1           This Agreement shall terminate upon delivery by the Escrow Agent in accordance with this Agreement of all of the Escrow Shares, provided that the rights of the Escrow Agent and the obligations of the Company under Article II shall survive the termination hereof.

3.2           The  Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by giving the Company and the Investor Representative at least five days written notice thereof (the “Notice Period”).  As soon as practicable after its resignation, the Escrow Agent shall, if it receives notice from the Company within the Notice Period, turn over to a successor escrow agent appointed by the Company all of the Escrow Shares then held by the Escrow Agent upon presentation of the document appointing the new escrow agent and its acceptance thereof.  If no new agent is so appointed within the Notice Period, the Escrow Agent may deposit the Escrow Shares with the clerk of a court of competent jurisdiction in accordance with Section 2.1 of this Agreement.

ARTICLE IV

COMPENSATION OF ESCROW AGENT

4.1           The Escrow Agent shall be entitled to the compensation from the Company described on Schedule A to this Agreement.

ARTICLE V

MISCELLANEOUS

5.1           No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

5.2           All notices, communications and instructions required or desired to be given under this Agreement must be in writing and shall be deemed to be duly given if sent by registered or certified mail, return receipt requested, or overnight courier to the addresses specified on the signature page to this Agreement or to such other address and to the attention of such other person as any of the above may have furnished to the other parties in writing and delivered in accordance with the provisions set forth above.

5.3           This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

5.4           This Agreement and the rights and obligations hereunder of the Company may not be assigned.  This Agreement and the rights and obligations hereunder of the Escrow Agent may be assigned by the Escrow Agent.  This Agreement shall be binding upon and inure to the benefit of each party’s respective successors, heirs and permitted assigns. No other person shall acquire or have any rights under or by virtue of this Agreement. This Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Escrow Agent, the Company and the Investor Representative. This Agreement is intended to be for the sole benefit of the parties hereto and the Investors and their respective successors, heirs and permitted assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

5.5           This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing such instrument to be drafted.  The  terms “hereby,” “hereof,” “hereunder,” and any similar terms, as used in this Agreement, refer to the Agreement in its entirety and not only to the particular portion of this Agreement where the term is used.  The word “person” shall mean any natural person, partnership, corporation, government and any other form of business of legal entity.  All words or terms used in this Agreement, regardless of the number or gender in which they were used, shall be deemed to include any other number and any other gender as the context may require.  This Agreement shall not be admissible in evidence to construe the provisions of any prior agreement.

5.6           The parties hereto expressly agree that this Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of Virginia without regard to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.  Each of the parties  hereby irrevocably consents to the jurisdiction of the courts of the State of Virginia and of any Federal court located in such state in connection with any action, suit or proceedings arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to it at the address for notices set forth in Section 5.2.

5.7           The Escrow Agent’s duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, the Investor Representative and the Escrow Agent.

5.8           This Agreement may be executed in a number of counterparts, by facsimile, each of which shall be deemed to be an original as of those whose signature appears thereon, and all of which shall together constitute one and the same instrument.  This Agreement shall become binding when one or more of the counterparts hereof, individually or taken together, are signed by all the parties.

5.9           If the Escrow Agent reasonably requires other or further instruments in connection with this Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

CHINA VALVES TECHNOLOGY, INC.

By: /s/ Siping Fang
Name: Siping Fang
Title: Chief Executive Officer

Address:

  No.93 West Xinsong Road
  Kaifeng City, Henan Province,
  Peoples Republic of China
  Facsimile:  86-378-292-4630
 Attn.: President

PRINCIPAL:

/s/ Bin Fang
Bin Fang

Address:

INVESTOR REPRESENTATIVE:

BREAN MURRAY, CARRET & CO., LLC

     By:  /s/ Kenneth J. Kirsch
Name: Kenneth J. Kirsch
Title: Chief Financial Officer

Address:

Brean Murray, Carret & Co., LLC
570 Lexington Avenue
New York, NY 10022
Facsimile:
Attn:

ESCROW AGENT:

ESCROW, LLC

  By:   /s/ Johnnie L. Zarecor
Name: Johnnie L. Zarecor
Title: Vice-President

Address:

Escrow, LLC
20 Rock Pointe, Suite 204
Warrenton, VA 20186
Facsimile: 540-347-2291
Attn: